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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 13, 2001


                          eResource Capital Group, Inc.
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             (Exact name of registrant as specified in its charter)



   Delaware                    1-8662                       23-2265039
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(State or other        (Commission File Number)             (IRS Employer
 jurisdiction of                                            Identification
incorporation)                                                 Number)


          3353 Peachtree Road, N.E., Suite 130, Atlanta, Georgia     30326
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               (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:   (404) 760-2570





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Item 2.  Acquisition or Disposition of Assets.

         On February 13, 2001, eResource Capital Group, Inc. (the "Company") acquired all of the issued and outstanding stock (the "Avenel Acquisition") of Avenel Ventures, Inc., a Nevada corporation ("Avenel"). The Avenel Acquisition was consummated in accordance with the terms of the Share Exchange Purchase Agreement dated as of November 8, 2000 (the "Purchase Agreement") by and among the Company, Avenel and the stockholders of Avenel signatory thereto (collectively, the "Avenel Stockholders") which is listed as Exhibit 2.1 to this Report. In connection with the Closing, the Company issued an aggregate of 6,700,000 restricted shares of the Company's Common Stock to the Avenel Stockholders. The Closing price of the Company's Common Stock on February 13, 2001 was $1.25 per share.

         As a result of the Avenel Acquisition, Avenel became a wholly-owned subsidiary of the Company. Avenel provides investment and advisory services to technology companies and, through its wholly-owned subsidiary, Avenel Alliance, Inc., provides e-commerce and business development services to clients implementing strategies in e-commerce Internet marketing.

         Michael D. Pruitt, a director and Chief Executive Officer of the Company, was an officer, director and stockholder of Avenel. In connection with the Avenel Acquisition, Mr. Pruitt entered into an employment agreement with the Company dated November 8, 2000, pursuant to which Mr. Pruitt serves as the Company's Chief Executive Officer, a copy of which is listed as Exhibit 10.1 to this Report. In connection with the Avenel Acquisition, Melinda Morris Zanoni, an officer, director and stockholder of Avenel, also entered into an employment agreement dated November 8, 2000, to serve as the Company's Executive Vice President, a copy of which is listed as Exhibit 10.2 to this Report. Ms. Zanoni was not an officer, director or stockholder of the Company at the time the Avenel Acquisition was approved by the Company's Board of Directors, but was subsequently appointed as Executive Vice President of the Company and was also elected as a director of the Company at its Annual Meeting of Stockholders held on January 19, 2001.

         The Share Consideration was determined in negotiations between the Company's management and the Avenel Stockholders and was recommended by a Special Committee of the Company's Board of Directors and approved by the Company's Board of Directors. The Company and the Avenel Stockholders originally entered into a share exchange purchase agreement dated October 20, 2000, with closing subject to certain conditions, pursuant to which the consideration to be issued to Avenel Stockholders was to be 10,000,000 shares of the Company's Common Stock. The Company subsequently negotiated revised terms and the parties entered into the Purchase Agreement providing for total consideration of 6,700,000 million shares of the Company's Common Stock.



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         The foregoing description of the Avenel Acquisition and the Purchase
Agreement is qualified in its entirety by reference to the Purchase Agreement which is filed as an exhibit to this report and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) - (b) Financial Statements and Pro Forma Financial Information. All required financial statements and pro forma financial information will be filed by amendment to this Report not later than sixty (60) days after the due date of this Report.

         (c)      Exhibits.

         2.1 Share Exchange Purchase Agreement dated as of November 8, 2000 between the Company, Avenel and the stockholders of Avenel signatory thereto (the "Purchase Agreement"). (Certain of the exhibits and schedules to the Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.) (*)

         10.1 Employment Agreement dated November 8, 2000 between the Company and Mr. Michael D. Pruitt. (*)

         10.2 Employment Agreement dated November 8, 2000 between the Company and Ms. Melinda Morris Zanoni. (*)







(*) Incorporated by reference to the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000 filed by the Company on February 14, 2001.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    eRESOURCE CAPITAL GROUP, INC.



                                    By: /s/ William L. Wortman
                                       ----------------------------------------
                                       William L. Wortman
                                       Vice-President, Treasurer
                                       and Chief Financial Officer


Dated: February 28, 2001


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                                  EXHIBIT INDEX


2.1 Share Exchange Purchase Agreement dated November 8, 2000 by and among the Company, Avenel and the stockholders of Avenel signatory thereto. (*)

10.1 Employment Agreement dated November 8, 2000 between the Company and Mr. Michael D. Pruitt. (*)

10.2 Employment Agreement dated November 8, 2000 between the Company and Ms. Melinda Morris Zanoni. (*)





(*) Incorporated by reference to the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000 filed by the Company on February 14, 2001.